United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2024

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Third Amended and Restated Business Combination Agreement

As previously disclosed in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2023, on November 21, 2023, Digital Health Acquisition Corp. (“DHAC” or the “Company”), DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with DHAC, Merger Sub I, Merger Sub II, VSee and iDoc, the “Parties”), entered into a Third Amended and Restated Business Combination Agreement (the “Third A&R Business Combination Agreement”).

On February 13, 2023, the parties to the Business Combination Agreement entered into the First Amendment to Third Amended and Restated Business Combination Agreement (the “First Amendment”), pursuant to which the Business Combination Agreement was amended to, among other things, provide that certain indebtedness of VSee and iDoc would be assumed by DHAC in connection with the business combination and converted into DHAC common stock following the closing.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment filed as Exhibit 2.1 hereto and incorporated by reference herein.

Loan Conversion

On November 21, 2023, the Company, VSee, and/or iDoc, as applicable, entered into securities purchase agreements (the “Conversion SPAs”) with various lenders of each of the Company, VSee and iDoc.

On February 13, 2024, the Company, VSee and/ or iDoc, as applicable, amended and restated certain of the Conversion SPAs (the “Amended and Restated Conversion SPAs”) pursuant to which (1) a $600,000 balance of certain indebtedness of VSee will be assumed by the Company and converted into the Company’s common stock after the closing of the business combination; (2) a $600,000 balance certain indebtedness of iDoc will be assumed by the Company and will then be converted into the Company’s common stock subject to executing of certain registration rights agreement and filing of a registration statement thereunder after the closing of the business combination; and (3) certain indebtedness owned by iDoc will be assumed by the Company and will then be converted into the Company’s common stock subject to executing of certain registration rights agreement and filing of a registration statement thereunder after the closing of the business combination.

The foregoing description of the Amended and Restated Conversion SPAs do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of Amended and Restated Conversion SPAs filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	First Amendment to the Third Amended and Restated Business Combination Agreement, dated as of February 13, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

10.1	Form of Amended and Restated Conversion Securities Purchase Agreement with the Bridge Investor for Shares of Common Stock in Digital Health Acquisition Corp.

10.2	Form of Amended and Restated Conversion Securities Purchase Agreement with Tidewater for Shares of Common Stock in Digital Health Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2024	DIGITAL HEALTH ACQUISITION CORP.

	By:	/s/ Scott Wolf
	Name:	Scott Wolf
	Title:	Chief Executive Officer and Chairman